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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                      January 15, 1996 (December 28, 1995)


                             TORCHMARK CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                         1-8052             63-0780404
(State or other jurisdiction of         (Commission          (IRS employer
incorporation or organization)          file number)      identification no.)



               2001 Third Avenue South, Birmingham, Alabama 35233
              (Address of principal executive offices) (Zip code)


              Registrant's telephone number, including area code:
                                 (205) 325-4200



                                 Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.  OTHER EVENTS.

     Torchmark Corporation has previously reported in its Forms

10-K and 10-Q, the status of pending litigation against its subsidiary Liberty National Life Insurance Company ("Liberty") in the Circuit Court for Barbour County, Alabama (Robertson v. Liberty National Life Insurance Company, Case No.:
                 ----------------------------------------------------
CV-92-021). The Alabama Supreme Court released an unanimous opinion dated December 22, 1995, affirming the cancer policy class action settlement in

Robertson.  A petition for rehearing has been filed with the Alabama Supreme
---------
Court by certain intervenors in the Robertson litigation.  The intervenors also
                                    ---------
have the right to seek review by the U.S. Supreme Court if the petition for rehearing is denied.

     Liberty has previously reported that it is a party to several lawsuits in the state of Alabama wherein an allegation is made that an interest sensitive life insurance policy would be paid up in a specified number of years. One of these cases filed in the Circuit Court of Chambers County, Alabama, Mitcham v.
                                                                    ----------
Liberty National Life Insurance Company (Case No.: CV-95-290), asserted such
---------------------------------------
claims in the context of class action allegations.  The Mitcham case has now
                                                        -------
been settled on an individual basis.  With the settlement of Mitcham, only
                                                             -------
individual actions remain pending against the Company.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    TORCHMARK CORPORATION



Date: January 17, 1996              By:    /s/ William C. Barclift
                                        --------------------------------
                                    Name:  William C. Barclift
                                    Title: Vice President & General
                                               Counsel